                                                                    EXHIBIT 23.1

        CONSENT OF ELLIOTT, TULK, PRYCE, ANDERSON, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 500,000 shares of common stock issuable under the Amended and Restated Information-Highway.com, Inc. Stock Option Plan of our report dated September 15, 1999, with respect to the financial statements of Information-Highway.com, Inc. included in its Annual Report (Form 10-KSB) for the year ended May 31, 1999.


                                            /s/ "Elliott, Tulk, Pryce, Anderson"
                                            Chartered Accountants

Vancouver, Canada
February 4, 2000